UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (954) 447-7920
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 31, 2012, Spirit Airlines, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. (the “Underwriter”) and OCM Spirit Holdings III-A, LLC, POF Spirit Domestic Holdings, LLC and POF Spirit Foreign Holdings, LLC (the “Selling Stockholders”). Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell an aggregate of 9,394,927 shares of the Company's common stock, $0.0001 par value per share (the “Common Stock”), to the Underwriter at a price per share of $20.30. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders. The legal opinion letter of Latham & Watkins LLP regarding the validity of the Common Stock is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Company's registration statement on Form S-3, as amended (Reg. No. 333-182954).

Item 8.01 Other Events.
On July 31, 2012, the Company issued a press release announcing the secondary offering of Common Stock by the Selling Stockholders. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated July 31, 2012, by and between Spirit Airlines, Inc., Deutsche Bank Securities Inc., OCM Spirit Holdings III-A, LLC, POF Spirit Domestic Holdings, LLC and POF Spirit Foreign Holdings, LLC

5.1	Opinion of Latham & Watkins LLP
99.1	Press Release announcing the secondary offering, dated July 31, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AIRLINES, INC.

	By:	/s/ Thomas C. Canfield
Date: August 6, 2012		Thomas C. Canfield
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement, dated July 31, 2012, by and between Spirit Airlines, Inc., Deutsche Bank Securities Inc., OCM Spirit Holdings III-A, LLC, POF Spirit Domestic Holdings, LLC and POF Spirit Foreign Holdings, LLC

5.1	Opinion of Latham & Watkins LLP
99.1	Press Release announcing the secondary offering, dated July 31, 2012